UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

OPKO Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26648	75-2402409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd
Suite 1180
Miami, Florida 33137
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (305) 575-4138

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

On June 11, 2008, OPKO Health, Inc. (the “Company”) held its annual meeting of stockholders. A copy of management’s presentation presented at the annual meeting is attached to this Current Report on Form 8-K as Exhibit 99.1.

Statements made in the presentation which are not historical are forward-looking statements that reflect management’s current views with respect to future events and performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions. Such statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The fact that these presentation materials are being furnished should not be deemed an admission as to the materiality of any information contained in the materials.

The Company is furnishing this presentation pursuant to Regulation FD promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information in this Item 7.01 and in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01	Financial Statements and Exhibits

     (d) Exhibits

99.1	Management Presentation -- 2008 Annual Meeting of Stockholders held June 11, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

By /s/ Adam Logal
Name:	Adam Logal
Title:	Executive Director of Finance, Chief
Accounting Officer, Treasurer

Date June 11, 2008